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                          AMENDMENT NO. 4 TO
                        UNITED STATIONERS INC.
                        MANAGEMENT EQUITY PLAN


This Amendment No. 4 to the United Stationers Inc. Management
Equity Plan (the "Plan") is effective as of May 23, 1997. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.

WHEREAS, Associated Holdings, Inc. adopted the Plan as of January
31, 1992;

WHEREAS, the Plan was amended by Amendment No. 1 effective March
30, 1995, and by Amendments No. 2 and 3 effective September 27,
1995;

WHEREAS, the Company desires to further amend the Plan in certain respects;

THEREFORE, the Plan is amended as follows:

1.  INCREASE IN NUMBER OF AUTHORIZED SHARES.     The first
sentence of Section 3 of the Plan is amended by increasing the number of shares authorized to be issued under the Plan by 1,494,075.72 shares, from 2,605,924.28 to 4,100,000 shares.

2. AMENDMENT OF SECTION 4. Section 4 of the Plan is amended by deleting the following: "(but not to any officer and director who is not also an employee)", and by adding, at the end of the last sentence thereof, the words: ",or who are non-employee directors of the Company on the date of such grant".

3.  AMENDMENT OF SECTION 6.

    (a) Section 6 of the Plan is amended by deleting the caption thereof, and substituting therefor the words:
         "GRANTS OF STOCK OPTIONS".

    (b) Section 6.c of the Plan is amended by inserting therein, after the words, "in the continuous employ of" the words, ",or as a director of".

4.  AMENDMENT OF SECTION 8.    Section 8.a. is amended by
substituting therefor the following:

    "a. ASSIGNMENT OR TRANSFER. The Committee may, in its discretion, authorize all or a portion of the options, other than Incentive Stock Options, to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer."